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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of CITGO Petroleum Corporation on Form S-4 of our report dated February 14, 2003, which expresses an unqualified opinion and includes an explanatory paragraph describing the accounting for the merger of VPHI Midwest, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Tulsa, Oklahoma
April 11, 2003